Consent of Independent Auditors



The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account C:


We consent to the incorporation by reference in this Post-Effective Amendment No. 12 to Registration Statement (File No. 33-75992) on Form N-4 our reports dated February 3, 1998 and February 27, 1998.



                                   /s/ KPMG Peat Marwick LLP


Hartford, Connecticut
September 18, 1998